Exhibit 23(d)

                     [MAYER, BROWN & PLATT LETTERHEAD]



                               April 8, 1999



Fried, Frank, Harris,
 Shriver & Jacobson
One New York Plaza
New York, New York  10004

     Re:  Consent to Reliance Upon Opinion Letter Dated
          July 21, 1997 with Respect to REIT Qualification
          ------------------------------------------------

Ladies and Gentlemen:

     Please refer to that certain opinion letter, dated July 21, 1997, addressed to First Union Real Estate Equity & Mortgage Investments ("First Union") and rendered by our firm (the "July 21, 1997 Opinion Letter"). By this letter, we hereby inform you that we hereby consent to your reliance upon the July 21, 1997 Opinion Letter (a copy of which is attached hereto and made a part hereof) as though rendered to you on July 21, 1997, for the sole purpose of your serving as tax counsel to First Union in connection with a public rights offering being undertaken by First Union contemporaneously herewith pursuant to a Prospectus (the "Prospectus") forming a part of its Form S-3 Registration Statement (No. 333-63547). We wish to note that the July 21, 1997 Opinion Letter is, among other things, based upon facts, representations as to facts, documents, information, assumptions, and other matters and things, as well as the law and legal interpretations thereof, all as they were in effect and existed on July 21, 1997. Therefore, neither the July 21, 1997 Opinion Letter nor this reliance letter addresses any change or modification in the basis for our opinion that occurred or otherwise took effect after July 21, 1997.

     In addition, we hereby consent to the references to our firm in the second paragraph of page 31 of the Prospectus under the caption "Federal Income Tax Consequences."

     This reliance letter is rendered at the request of First Union and is solely for its and your benefit, and is not to be relied upon or used for any purpose except as stated herein without our written permission.

                                          Very truly yours,

                                          /s/MAYER, BROWN & PLATT

                                          MAYER, BROWN & PLATT

                                                                       ANNEX A

                     [MAYER, BROWN & PLATT LETTERHEAD]

                               July 21, 1997

Board of Trustees
First Union Real Estate Equity and
 Mortgage Investments
55 Public Square, Suite 1900
Cleveland, Ohio  44113-1937


     Re: Status as a Real Estate Investment Trust ("REIT"); Information in the Registration Statement under "FEDERAL INCOME TAX
          CONSIDERATIONS" and "CERTAIN UNITED STATES TAX CONSIDERATIONS FOR NON-U.S. SHAREHOLDERS"

Gentlemen:

     In connection with the offering of Offered Securities(1) in First Union Real Estate Equity and Mortgage Investments, a business trust subject to the laws of Ohio ("First Union"), pursuant to the S-3 Registration Statement filed with the Securities and Exchange Commission on the date hereof, as amended (the "Registration Statement"), you have requested our opinions concerning (i) the qualification of First Union as a real estate investment trust ("REIT") for Federal income tax purposes; and (ii) the information in the Registration Statement under the heading "FEDERAL INCOME TAX CONSIDERATIONS" and "CERTAIN UNITED STATES TAX CONSIDERATIONS FOR NON-U.S. SHAREHOLDERS."

     In formulating our opinions, we have reviewed and relied upon (i) the Registration Statement, (ii) First Union's Amended Declaration of Trust, as amended through July 25, 1986, (iii) First Union's By-Laws, and (iv) such other documents and information provided by you, and such applicable provisions of law as we have considered necessary or desirable for purposes of the opinions expressed herein.

     In addition, we have relied upon certain representations made by First Union and First Union Management, Inc. (the "Management Company") relating to the organization and

--------------

(1) Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Registration Statement.

operation of First Union and the Management Company. In rendering the opinions set forth herein, we have also relied upon an opinion rendered by Fasken Campbell Godfrey, as of May 27, 1997 regarding certain Canadian law matters. The opinions also assume that First Union has not held nor will hold a partnership interest or a membership interest, as the case may be, directly or indirectly, in any partnership or limited liability company, unless such partnership or limited liability company is treated for Federal income tax purposes at all times as a partnership and not as an association (or publicly traded partnership) taxable as a corporation.

     In rendering the opinions set forth herein, we have assumed that First Union and the Management Company each has operated and will continue to be operated in the manner described in its applicable organizational documents and the Registration Statement, and all terms and provisions of such documents have been and will continue to be complied with by all parties thereto and all shareholders and prospective shareholders of First Union and the Management Company. In addition, we have assumed that for all of its taxable years (or portion thereof) prior to the date of this opinion, First Union satisfied all of the requirements necessary for qualification as a REIT under the Code.

     For purposes of the opinions set forth herein, we have not made an independent investigation of the facts set forth in such documents and information, representations from First Union and the Management Company, or the Registration Statement. We have, consequently, relied upon the representations of First Union and the Management Company that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts.

     The opinions expressed herein are based on the applicable laws of the State of Ohio, the Code, the Treasury regulations promulgated thereunder, and interpretations of the Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the date of this letter. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could adversely affect our conclusions.

     Based upon and subject to the foregoing, it is our opinion that:

     1. First Union's existing legal organization and its method of operation, as described in the Registration Statement and as represented by First Union and the Management Company, will enable First Union to satisfy the requirements for qualification as a REIT.

    2. The statements in the Registration Statement under the headings "FEDERAL INCOME TAX CONSIDERATIONS" and "CERTAIN UNITED STATES TAX CONSIDERATIONS FOR NON-U.S. SHAREHOLDERS," insofar as such statements constitute matters of law or legal conclusions, have been reviewed by us and are correct in all material respects.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein and under the caption "FEDERAL INCOME TAX CONSIDERATIONS" in the Registration Statement.

                                                Very truly yours,

                                                /s/ MAYER, BROWN & PLATT

                                                MAYER, BROWN & PLATT